Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended October 31,				For the Ten Months Ended October 31,
		As a %		As a %		As a %		As a %
	2005	of Total	2004	of Total	2005	of Total	2004	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 543,807	73%	$ 480,863	59%	$ 5,879,981	75%	$ 4,509,274	64%
Correspondent/Bulk	67,018	9%	160,215	20%	646,522	8%	691,935	10%
Retail *	133,359	18%	172,201	21%	1,302,480	17%	1,801,402	26%
Total non-conforming production volume	$ 744,184	100%	$ 813,279	100%	$ 7,828,983	100%	$ 7,002,611	100%

# of funding days in the month	20		20		210		209
Average originations per funding day	$ 37,209		$ 40,664		$ 37,281		$ 33,505

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 44,475	20%	$ 133,366	27%	$ 612,039	24%	$ 1,732,254	29%
Retained by NMI	133,359	59%	172,201	36%	1,302,480	51%	1,801,402	30%
Total non-conforming	177,834	79%	305,567	63%	1,914,519	75%	3,533,656	59%

Conforming/Government	47,063	21%	176,553	37%	621,348	25%	2,489,379	41%

Total retail production volume	$ 224,897	100%	$ 482,120	100%	$ 2,535,867	100%	$ 6,023,035	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 10/31/2005				For the Month Ended 9/30/2005				For the Month Ended 8/31/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.02%	82.1%	700	36%	7.14%	82.7%	699	33%	6.93%	82.2%	702	33%
620 to 659	7.49%	81.0%	640	23%	7.40%	81.7%	639	24%	7.33%	81.7%	640	24%
580 to 619	7.91%	80.9%	598	20%	7.82%	81.8%	600	22%	7.60%	81.4%	599	22%
540 to 579	8.56%	79.0%	559	14%	8.41%	79.8%	559	14%	8.18%	80.7%	559	13%
539 and below	8.97%	76.3%	528	7%	8.91%	75.6%	528	7%	8.64%	78.4%	528	8%

	7.67%	80.7%	633	100%	7.65%	81.4%	632	100%	7.47%	81.4%	632	100%

Summary by Program Type
2-Year Fixed	8.03%	81.0%	608	52%	7.91%	82.0%	612	53%	7.79%	82.2%	612	54%
2-Year Fixed Interest-only	6.97%	80.6%	666	23%	7.00%	81.4%	662	24%	6.95%	82.0%	659	21%
3-Year Fixed	7.36%	76.6%	634	1%	7.55%	78.9%	619	2%	7.26%	78.3%	624	1%
3-Year Fixed Interest-only	7.04%	78.2%	659	1%	6.91%	82.0%	686	1%	6.79%	78.8%	643	1%
5-Year Fixed	7.19%	72.7%	664	0%	7.36%	78.1%	663	0%	7.27%	80.6%	668	0%
5-Year Fixed Interest-only	6.88%	79.5%	667	1%	6.61%	75.3%	668	0%	6.70%	76.6%	669	1%
15-Year Fixed	8.86%	81.7%	645	1%	7.79%	72.0%	643	1%	7.97%	74.7%	647	2%
30-Year Fixed	7.50%	75.4%	639	12%	7.29%	75.2%	640	12%	6.99%	75.1%	644	13%
30-Year Fixed Interest-only	6.87%	73.3%	691	1%	6.89%	73.3%	651	1%	6.67%	78.6%	666	1%
Other Products	9.88%	94.5%	668	6%	9.80%	94.7%	665	5%	9.68%	93.0%	672	4%
MTA	1.84%	75.7%	704	2%	1.73%	76.1%	702	1%	1.64%	79.1%	703	2%

	7.67%	80.7%	633	100%	7.65%	81.4%	632	100%	7.47%	81.4%	632	100%
Weighted Average
Coupon Excluding MTA	7.79%				7.69%				7.56%